Exhibit 3.1

AMENDED AND RESTATED BYLAWS

OF

THE FINISH LINE, INC.

Adopted by the Board of Directors as of June 18, 2018

i

Section 3.5	Voting at Meetings	6

3.5.1	Voting Rights	6

3.5.2	Voting By Proxy	7

3.5.3	Voice Voting; Written Ballot	7

3.5.4	Quorum	7

Section 3.6	List of Shareholders	7

Section 3.7	Action by Written Consent	8

Section 3.8	Meeting by Telephone or Similar Communications Equipment	8

Section 3.9	Acceptance of Signatures	8

ARTICLE 4 Directors		8

Section 4.1	Powers and Duties	8

Section 4.2	Number of Directors; Qualifications	9

4.2.1	Number of Directors	9

4.2.2	Qualifications	9

Section 4.3	Election of Directors; Term	9

Section 4.4	Resignation and Removal of Directors	9

4.4.1	Resignation	9

4.4.2	Removal	9

Section 4.5	Vacancies on the Board of Directors	10

Section 4.6	Meetings of the Board of Directors	10

4.6.1	Regular Annual Meetings	10

4.6.2	Other Regular Meetings	10

4.6.3	Special Meetings	10

4.6.4	Notice of Special Meetings	10

4.6.5	Business to be Transacted	11

4.6.6	Quorum; Vote Required For Action	11

Section 4.7	Action by Written Consent	11

Section 4.8	Meeting by Telephone or Similar Communications Equipment	11

Section 4.9	Committees of Directors	12

4.9.1	Creation of Committees	12

4.9.2	Selection of Members	12

4.9.3	Committee Procedures	12

4.9.4	Delegation of Authority	12

Section 4.10	Presumption of Assent	12

Section 4.11	Compensation of Directors	13

ARTICLE 5 Officers		13

Section 5.1	Principal Officers	13

Section 5.2	Appointment of Officers; Tenure	13

5.2.1	Appointment of Officers	13

5.2.2	Qualifications	13

5.2.3	Tenure	13

Section 5.3	Subordinate Officers	14

Section 5.4	Resignation and Removal of Officers	14

5.4.1	Resignation	14

5.4.2	Removal	14

Section 5.5	Vacancies	14

Section 5.6	Powers and Duties of Officers	14

5.6.1	General Powers and Duties	14

5.6.2	President	15

5.6.3	Vice Presidents	15

5.6.4	Secretary	15

5.6.5	Treasurer	15

5.6.6	Assistant Secretaries	16

Section 9.4	Seal	21

Section 9.5	Fiscal Year	21

Section 9.6	Amendments	21

Section 9.7	Governing Law	21

Section 9.8	Severability	21

v

BYLAWS

OF

THE FINISH LINE, INC.

ARTICLE 1

Identification

Section 1.1    Name. The name of the Corporation is The Finish Line, Inc. (the “Corporation”).

Section 1.2    Registered Office and Registered Agent. The initial registered office and initial registered agent of the Corporation shall be as specified in the Articles of Incorporation of the Corporation (the “Articles of Incorporation”), but such registered office and registered agent may be changed from time to time by the Board of Directors in the manner provided by law and the registered office need not be identical to the principal office of the Corporation.

Section 1.3    Principal Office and Other Offices. The principal office of the Corporation shall be located at any place, within or without the State of Indiana, as designated in the Corporation’s most current biennial report filed with the Indiana Secretary of State. The Corporation may also have offices at such other places or locations, within or without the State of Indiana, as the Board of Directors may determine or the business of the Corporation may require.

ARTICLE 2

Shares

Section 2.1    Certificates for Shares.

2.1.1    Form of Certificate. Certificates representing shares of the Corporation (“share certificates”) shall be in such form as the Board of Directors may prescribe from time to time, provided that each share certificate shall comply with all applicable requirements of IC 23-1-26-6(b), (c) and (d). In addition each share certificate shall include such notations, legends or statements as may be required by (a) IC 23-1-26-8 in order to make restrictions on the transfer or registration of transfer of shares enforceable against holders of the shares represented by the share certificate and transferees of such holder, and (b) federal and Indiana securities laws. Notwithstanding the foregoing provisions of this Section 2.1.1 and any other provision of these Bylaws to the contrary, the Board of Directors may adopt a system of issuance, recordation and transfer of the Corporation’s shares by electronic or other means not involving the issuance of certificates, provided that any such system shall comply with the Indiana Business Corporation Law.

2.1.2    Officer Signatures. Every share certificate shall be signed in the name of the Corporation by the President and the Secretary or an Assistant Secretary. Any and all of the signatures on the certificate may be by facsimile.

Section 2.2    Transfer of Shares. When a share certificate, duly endorsed or accompanied by proper evidence of succession, assignment, authority to transfer and any other transfer documentation required by law or by agreement, is surrendered to the Secretary, Assistant Secretary or transfer agent of the Corporation, the Corporation shall cause a new share certificate to be issued to the person(s) entitled thereto, shall cancel the surrendered share certificate and shall record the transaction upon its books.

Section 2.3    Lost or Destroyed Certificates. A new share certificate may be issued without the surrender and cancellation of a prior share certificate that is lost, apparently destroyed or wrongfully taken when each of the following conditions are met: (a) the request for the issuance of a new share certificate is made within a reasonable time after the owner of the prior share certificate has notice of its loss, destruction or theft; (b) such request is received by the Corporation prior to its receipt of notice that the prior share certificate has been acquired by a bona fide purchaser; and (c) the owner of the prior share certificate gives an indemnity bond or other adequate security sufficient in the judgment of the Board of Directors to indemnify the Corporation against any claim, expense or liability that might result from the issuance of a new share certificate.

Section 2.4    Transfer Agent and Registrars. The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, which shall be banks or trust companies, either domestic or foreign, as the Board of Directors determines to be appropriate.

Section 2.5    Equitable Interests Need Not Be Recognized. The Corporation and its officers and other representatives and agents shall be entitled to treat the holder of record of any shares of the Corporation as the absolute owner and holder of those shares for all purposes, and, accordingly, shall not be obligated to recognize any legal, equitable or other claim to or interest in those shares on the part of any other person(s), whether or not any notice (express, implied or otherwise) of such other claim or interest has been given to the Corporation (and/or any of its officers or other representatives or agents), except as expressly provided to the contrary by applicable law, the Articles of Incorporation, or these Bylaws.

ARTICLE 3

Shareholders

Section 3.1    Annual Meetings. The annual meeting of shareholders shall be held each year within six months after the end of the Corporation’s fiscal year on the exact date and at the time as shall be fixed by the Board of Directors. At each annual meeting, the shareholders shall elect a Board of Directors and transact such other business as properly may be brought before the meeting. The failure to hold an annual meeting of shareholders at the time fixed by the Board of Directors does not affect the validity of any corporate action.

Section 3.2    Special Meetings

3.2.1    Authorization to Call Special Meetings. The President, the Board of Directors, any member of the Board of Directors, or the holder(s) of at least twenty-five percent of all of the votes entitled to be cast on any issue to be considered at the special meeting may call a special meeting of shareholders at any time for the purpose of taking any action described in the meeting notice which is permitted to be taken by the shareholders under the Indiana Business Corporation Law, the Articles of Incorporation and these Bylaws.

3.2.2    Procedure for Calling Special Meetings. If a special meeting of shareholders is called by any person other than the Board of Directors, the demand for the special meeting, dated and signed by the requesting person(s) and describing the purpose or purposes for which the special meeting is to be held, shall be delivered personally or sent by United States mail (first class postage prepaid), reputable delivery service, or facsimile transmission to the Secretary of the Corporation. The Secretary or Assistant Secretary of the Corporation shall then cause notice of the special meeting to be given promptly in the manner provided in Section 3.4 of these Bylaws. Any special meeting called pursuant to this Section 3.2 shall be held not more than seventy-five days following (a) the date on which the Board of Directors called the meeting, or, (b) if called by any person other than the Board of Directors, the date of the receipt by the Secretary of the demand for the special meeting. If notice of a special meeting validly demanded by one or more shareholders is not given to shareholders within sixty days after the demand was delivered to the Secretary of the Corporation or the special meeting is not held in accordance with the notice, any shareholder who signed a valid demand for the special meeting may apply for a court ordered meeting as provided in IC 23-1-29-3.

Section 3.3    Place of Meetings. All annual and special meetings of shareholders of the Corporation shall be held at such place, within or without the State of Indiana, as may be determined by the Board of Directors and specified in the notices thereof or in the waivers of notice thereof. If no designation is so made, the place of the meeting shall be the principal office of the Corporation.

Section 3.4    Notice of Meetings.

3.4.1    Recipients and Time of Notice. Notice of all annual and special meetings of shareholders shall be given in writing to (a) each shareholder entitled to vote at such meeting and (b) when, and only when, required by the Indiana Business Corporation Law (e.g., under the circumstances contemplated by IC 23-1-38-3, IC 23-1-40-3, IC 23-1-41-2) or the Articles of Incorporation, shareholders not entitled to vote at the meeting. Such notice shall be given by the Secretary or an Assistant Secretary, or if there are not such officers, by the President or a Vice President. The notice shall be given no fewer than ten days nor more than sixty days before the meeting date.

3.4.2    Procedure for Giving Notice. Written notice of annual and special meetings of shareholders shall be given in any of the following ways:

(a)    personal delivery;

(b)    telegraph, teletype, or other form of wire or wireless communication;

(c)    electronically;

(d)    first class, certified, or registered United States mail, postage prepaid;

(e)    private carrier service, fees prepaid or billed to the sender; or

(f)    any other manner permitted by IC 23-1-20-29, IC 23-1-29-5 (if applicable), or other applicable law.

Notices shall be deemed effective as of the times specified in IC 23-1-20-29 or other applicable law.

3.4.3    Contents of Notice. Notice of any annual or special meeting of shareholders:

(a)    in all cases, shall include the date, time and the place of the meeting;

(b)    in the case of a special meeting of shareholders, shall include a description of the purpose or purposes for which the meeting is called; and

(c)    in the case of either an annual or a special meeting, if the business to be transacted at the meeting relates to: (i) an amendment to the Articles of Incorporation pursuant to IC 23-1-38-3, shall state, contain or be accompanied by the information required by IC 23-1-38-3; (ii) the approval of a plan of merger or share exchange pursuant to IC 23-1-40-3, shall state, contain or be accompanied by the information required by IC 23-1-40-3; (iii) the sale, lease, exchange or disposition of the Corporation’s assets requiring shareholder approval pursuant to IC 23-1-41-2, shall state or contain the information required by IC 23-1-41-2; and (iv) corporate action creating dissenters’ rights under IC 23-1-44-8, shall state that shareholders are or may be entitled to assert dissenters’ rights under IC 23-1-44 et seq.

3.4.4    Waiver of Notice. A shareholder may waive any notice required by the Indiana Business Corporation Law, the Articles of Incorporation, or these Bylaws before or after the date and time stated in the notice. The waiver must be in writing, signed by the shareholder entitled to the notice, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. In addition, a shareholder’s attendance at a meeting waives objections to the extent and in the manner provided by IC 23-1-29-6.

3.4.5    Adjourned Meetings. If any shareholder meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before adjournment, except in the case where a new record date for the adjourned meeting is, or must be, fixed, in which event notice of the adjourned meeting must be given pursuant to the requirements of this Section 3.4 to those persons who are shareholders entitled to notice as of the new record date. The Corporation may transact at the adjourned meeting any business which might have been transacted at the original meeting.

3.4.6    Record Date. For the purpose of determining shareholders entitled to notice of, or to vote at, any annual or special meeting of shareholders, shareholders entitled to demand a special meeting or to take any other action, shareholders entitled to receive payment of any distribution or dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix a future date as the record date. Such record date shall not be more than seventy days before the meeting or action requiring such determination of shareholders. If no record date is so fixed by the Board of Directors for the determination of shareholders entitled to notice of, or to vote at, a meeting of shareholders, shareholders entitled to demand a special meeting or to take other action, or of shareholders entitled to receive a share dividend or distribution, the record date for determination of such shareholders shall be at the close of business on:

(a)    with respect to notice of, and voting at, an annual shareholder meeting or any special shareholder meeting called by the Board of Directors or any person specifically authorized by the Board of Directors or these Bylaws to call a meeting (other than shareholders), the date which is one calendar day before the first notice is delivered to shareholders;

(b)    with respect to the right to demand a special meeting of shareholders, the date the first shareholder signs the demand;

(c)    with respect to notice of, and voting at, a special shareholder’s meeting demanded by the shareholders, the date the first shareholder signs the demand;

(d)    with respect to the payment of a share dividend, the date the Board of Directors authorizes the share dividend;

(e)    with respect to actions taken in writing without a meeting pursuant to Section 3.7 of these Bylaws, the first date a signed written consent is delivered to the Corporation, unless prior action of the Board of Directors is required with respect to such shareholder action, in which case, the date shall be the day the resolution of the Board of Directors taking the prior action was adopted; and

(f)    with respect to a distribution to shareholders (other than one involving a repurchase or reacquisition of shares), the date the Board of Directors authorizes the distribution.

When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 3.4.6, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty days after the date fixed for the original meeting.

Section 3.5    Voting at Meetings.

3.5.1    Voting Rights. Subject to the provisions of the Indiana Business Corporation Law and these Bylaws, only persons in whose names shares entitled to vote stand on the share records of the Corporation on the record date shall be entitled to vote at annual and special meetings of the shareholders. Except as otherwise provided by the Indiana Business Corporation Law or by the provisions of the Articles of Incorporation, at each annual and special meeting of the shareholders, each outstanding share of the Corporation standing in the shareholder’s name on the books of the Corporation shall be entitled to one vote on each matter submitted to a vote at the meeting. If a quorum exists, action on a matter (other than the election of directors) is approved if the votes cast favoring the action exceed votes cast opposing the action, unless the Articles of Incorporation or the Indiana Business Corporation Law require a greater number of affirmative votes. Unless otherwise provided in the Articles of Incorporation, members of the Board of Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at the meeting of shareholders at which a quorum is present. Unless otherwise provided in the Articles of Incorporation, shareholders do not have the right to cumulate their votes for directors. If the Articles of Incorporation or the Indiana Business Corporation Law provide for voting by a single voting group on a matter, any action on that matter is taken when voted upon by that voting group. Redeemable shares are not entitled to vote after notice of redemption is mailed to the shareholders and a sum sufficient to redeem the shares has been deposited with a bank, trust company or other financial institution under an irrevocable obligation to pay the shareholders the redemption price on surrender of the shares.

3.5.2    Voting By Proxy. A shareholder is entitled to vote either in person or by a proxy that conforms to the requirements of IC 23-1-30-3 and is received, at or before the meeting, by the Secretary or other person authorized to tabulate votes. The attendance or the vote at any meeting of a proxy of any shareholder so appointed shall for all purposes be considered as the attendance or vote in person of such shareholder. The appointment of a proxy shall be valid for eleven months from the date of its execution, unless a shorter or longer period is expressly provided in the appointment. Each appointment of a proxy shall be revocable by the shareholder unless it conspicuously states that it is irrevocable and the appointment is coupled with an interest as provided in IC 23-1-30-3.

3.5.3    Voice Voting; Written Ballot. Voting at any meeting of shareholders may be by voice vote or by written ballot, except that, in any election of directors, voting must be by written ballot if voting by written ballot is requested by any shareholder entitled to vote.

3.5.4    Quorum. At each annual or special meeting of shareholders, a majority of the votes entitled to be cast on any matter at the meeting, represented in person or by proxy, shall constitute a quorum for action on that matter. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is or must be set for the adjourned meeting. If a quorum is not present or represented at any annual or special meeting of the shareholders, the meeting may be adjourned by majority vote of the shares entitled to vote which are present, either in person or by proxy, until such time as the requisite number of voting shares constituting a quorum is present. If, after adjournment, a new record date is set for the adjourned meeting, the existence of a quorum shall be redetermined in accordance with the provisions of this Section 3.5.4.

Section 3.6    List of Shareholders. After fixing a record date for a meeting of shareholders, the officer or agent having charge of the share transfer book of the Corporation shall prepare, in accordance with IC 23-1-30-1, a list of the shareholders of the Corporation entitled to notice of the meeting. Such list shall, subject to I.C. 23-1-52-2(c), be available for inspection and copying by any record shareholder (or his or her agent or attorney authorized in writing) during regular business hours and at such shareholder’s expense, beginning five business days before the date of the meeting for which the list was prepared and continuing through the meeting and any adjournment of the meeting, at the Corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held. The original or duplicate share register or transfer book shall be the only evidence as to the persons who are entitled as shareholders to examine such list, the share ledger or transfer book, or to vote at such meeting.

Section 3.7    Action by Written Consent. Any action required or permitted to be taken at any annual or special meeting of the shareholders may be taken without a meeting, and without prior notice, if consents in writing setting forth the action taken and bearing the date of signature of the shareholder(s) signing the consent are (a) signed by the holders of outstanding shares having at least the minimum number of votes that would be required to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted, and (b) delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Such consent has the effect of a vote taken at a meeting, may be described as a vote in any document and shall be effective when written consents signed by sufficient shareholders to take the action are delivered to the Corporation, unless the consent specifies a different prior or subsequent effective date. The Corporation shall provide notice with respect to any action taken by consent of voting shareholders to nonvoting and/or nonconsenting shareholders to the extent and in the manner required by IC 23-1-29-4(e) and (f).

Section 3.8    Meeting by Telephone or Similar Communications Equipment. Any or all shareholders may participate in any annual or special meeting of shareholders by, or through the use of, conference telephone or any other means of communication by which all shareholders participating may simultaneously hear each other during the meeting. A shareholder participating in a meeting by this means is deemed to be present in person at the meeting.

Section 3.9    Acceptance of Signatures. The actions of the Corporation and its officers, agents and/or inspectors in connection with or with respect to accepting, rejecting or giving effect to shareholder votes, consents, waivers and proxy appointments and/or determining the validity of proxies shall be governed by IC 23-1-30-5.

ARTICLE 4

Directors

Section 4.1    Powers and Duties. Subject to any limitations that may be set forth in the Indiana Business Corporation Law and/or the Articles of Incorporation, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors.

Section 4.2     Number of Directors; Qualifications.

4.2.1	Number of Directors. The Board of Directors shall consist of two members or such other number (greater or lesser) as the Board of Directors may from time to time determine by resolution; provided, however, that no decrease in the number of directors shall have the effect of removing any director prior to expiration of that director’s term of office.

4.2.2    Qualifications. Directors need not be residents of the State of Indiana or shareholders or employees of the Corporation. Each director shall qualify by accepting his election to office either expressly or by acting as a director.

Section 4.3    Election of Directors; Term. Except as otherwise provided in Sections 4.4 and 4.5 of these Bylaws, the directors shall be elected each year at the annual meeting of shareholders to hold office until the next annual meeting of shareholders. The term of each director, including a director elected to fill a vacancy, shall expire at the next annual meeting of shareholders following the director’s election; provided, however, that despite the expiration of a director’s term, the director shall continue to serve until a successor is elected and qualified or until there is a decrease in the number of directors.

Section 4.4    Resignation and Removal of Directors.

4.4.1    Resignation. Any director may resign from the Board of Directors at any time by delivering written notice of resignation to the Board of Directors or to the President or the Secretary of the Corporation. A resignation is effective when the notice is delivered, unless the notice specifies a later effective date or any effective date determined upon the happening of an event, in either of which cases the resignation is effective at the specified time.

4.4.2    Removal. Subject to the other provisions of this Section 4.4.2, and unless the Articles of Incorporation provide otherwise, the shareholders or directors may remove one or more directors with or without cause. Shareholders may remove a director only at a meeting of shareholders called for the purpose of removing the director and the meeting notice must state that the purpose, or one of the purposes, of the meeting is the removal of the director. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove that director. If cumulative voting is authorized, a director may not be removed if the number of votes sufficient to elect a director under cumulative voting is voted against the director’s removal. If cumulative voting is not authorized, a director may be removed only if the number of votes cast to remove the director exceeds the number of votes cast not to remove the director.

Section 4.5    Vacancies on the Board of Directors. Unless the Articles of Incorporation provide otherwise, if a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors, the Board of Directors may fill the vacancy. If the directors remaining in office constitute fewer than a quorum of the Board of Directors, they may fill the vacancy by the affirmative vote of a majority of all the directors then remaining in office. If the vacant office was held by a director elected by a voting group of shareholders, only the holders of shares of that voting group are entitled to vote to fill the vacancy if it is filled by the shareholders. A vacancy that will occur on the Board of Directors at a specific later date may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

Section 4.6    Meetings of the Board of Directors.

4.6.1    Regular Annual Meetings. A regular annual meeting of the Board of Directors shall be held, without notice, immediately following, and at the same place as, the annual meeting of the shareholders for the purpose of organizing the Board and transacting such other business as may properly come before the meeting.

4.6.2    Other Regular Meetings. Other regular meetings shall be held at such times and places, either within or without the State of Indiana, as may be designated from time to time by resolution of the Board of Directors. Unless otherwise provided by resolution of the Board of Directors, any such other regular meeting may be held without notice of the date, time, place or purpose of the meeting.

4.6.3    Special Meetings. Special meetings of the Board of Directors may be called by the President or any member of the Board of Directors. The person authorized to call special meetings of the Board of Directors may fix any place within the county where the Corporation has its principal office as the place for holding such special meeting, unless the directors have otherwise unanimously agreed.

4.6.4    Notice of Special Meetings. Notice of the date, time and place of any special meeting of the Board of Directors shall be given at least two days prior to the meeting date either orally or in writing, by any means of communication; provided, however, if notice of the special meeting is mailed, the notice shall be deposited in the United States mail at least five days prior to the scheduled time of the meeting and shall be properly addressed, with postage prepaid. The notice need not describe the purpose of the special meeting. Any director may waive any notice required by the Indiana Business Corporation Law, the Articles of Incorporation, or these Bylaws before or after the date and time stated in the notice. Except as provided in the next sentence, the waiver must be in writing, signed by the director entitled to the notice, and filed with the minutes or corporate records of the Corporation. A director’s attendance at or participation in any meeting of the Board of Directors waives any required notice of such meeting unless the director at the beginning of the meeting (or promptly upon the director’s arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

4.6.5    Business to be Transacted. Neither the business to be transacted during, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or any waiver of notice of such meeting. Any and all business of any nature or character whatsoever may be transacted and action may be taken thereon at any regular or special meeting of the Board of Directors.

4.6.6    Quorum; Vote Required For Action. A majority of the number of directors fixed in accordance with Section 4.2.1 of these Bylaws shall constitute a quorum for the transaction of any and all business (other than to adjourn) at any regular or special meeting of the Board of Directors. A majority of the directors present at any directors’ meeting, whether or not a quorum, may adjourn from time to time by fixing a new meeting time and place prior to taking adjournment, but if any directors’ meeting is adjourned for more than twenty-four hours, notice of any adjournment to another time or place shall be given, prior to the reconvening of the adjourned meeting, to any directors not present at the time the adjournment was taken. If a quorum is present when a vote is taken at any regular or special meeting of the Board of Directors, the affirmative vote of a majority of directors present is the act of the Board of Directors, unless the affirmative vote of a greater number of directors is required by the Indiana Business Corporation Law, the Articles of Incorporation or these Bylaws. A meeting at which a quorum initially is present may continue to transact business, notwithstanding the withdrawal of one or more directors, if any action taken is approved by the affirmative vote of at least a majority of the required quorum for that meeting.

Section 4.7    Action by Written Consent. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if the action is taken by all members of the Board of Directors and the action is evidenced by one or more written consents describing the action taken, signed by each member of the Board of Directors, delivered to the Secretary and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this Section 4.7 is effective when the last director signs the consent unless (a) the consent specifies a different prior or subsequent effective date, in which case the consent is effective on that date, or (b) no effective date contemplated by the preceding clause (a) is designated and the action taken under this Section 4.7 is taken electronically as contemplated by IC 26-2-8, in which case the effective date is the date determined in accordance with IC 26-2-8. A consent signed under this Section 4.7 has the effect of a meeting vote and may be described as such in any document. A director’s consent may be withdrawn by a revocation signed by the director and delivered to the Corporation before the delivery to the Corporation of unrevoked written consents signed by all of the directors.

Section 4.8    Meeting by Telephone or Similar Communications Equipment. Any or all directors may participate in any regular or special meeting of the Board of Directors by, or conduct the meeting through the use of, conference telephone or any other means of communication by which all directors participating in the meeting may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

Section 4.9    Committees of Directors.

4.9.1    Creation of Committees. The Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on them. Each committee may have one or more members, each of whom shall serve at the pleasure of the Board of Directors.

4.9.2    Selection of Members. The creation of a committee and the appointment of members to it must be approved by the greater of:

(a)    a majority of all of the directors in office when the action is taken; or

(b)    the number of directors required to take action (other than to adjourn a meeting) pursuant to Section 4.6.6 of these Bylaws.

4.9.3    Committee Procedures. Sections 4.6 through 4.8 of these Bylaws, which govern meetings, action without meetings, notice, waiver of notice, quorum, and voting requirements of the Board of Directors, apply to committees of the Board of Directors and their members as well, except that the date, time and place of regular meetings of committees may be determined either by resolution of the Board of Directors or of the members of the committees. The Board of Directors may adopt rules for the governing of any committee not inconsistent with the provisions of these Bylaws.

4.9.4    Delegation of Authority. Each committee may exercise the authority of the Board of Directors which the Board of Directors delegates to such committee in the resolution creating the committee or in subsequent resolutions; provided, however, that a committee may not take any of the actions specified in IC 23-1-34-6(e) or otherwise precluded by the Indiana Business Corporation Law, the Articles of Incorporation or these Bylaws.

Section 4.10    Presumption of Assent. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless:

(a)    the director objects at the beginning of the meeting (or promptly upon the director’s arrival) to holding the meeting or transacting business at the meeting;

(b)    the director’s dissent or abstention from the action taken is entered in the minutes of the meeting; or

(c)    the director delivers written notice of the director’s dissent or abstention to the presiding officer of the meeting before its adjournment or to the Secretary of the Corporation immediately after adjournment of the meeting.

The right of dissent or abstention is not available to a director who votes in favor of the action taken.

Section 4.11    Compensation of Directors. Directors and committee members may receive such compensation, if any, for their services, and may be reimbursed for expenses incurred by them on behalf of the Corporation, in the manner and to the extent provided in resolutions duly adopted by the Board of Directors. This Section 4.11 shall not preclude any director from also serving as an officer, employee, or agent of the Corporation and receiving compensation from the Corporation for service in any of those capacities.

ARTICLE 5

Officers

Section 5.1    Principal Officers. The principal officers of the Corporation shall consist of a President, a Secretary, a Treasurer and, if the Board of Directors, in its discretion, determines to do so, one or more Vice Presidents appointed pursuant to Section 5.6.3 of these Bylaws.

Section 5.2    Appointment of Officers; Tenure.

5.2.1    Appointment of Officers. After their appointment, the initial directors shall meet and organize by appointing a President, a Secretary, a Treasurer and such additional officers permitted by these Bylaws as the Board of Directors shall determine to be appropriate.

5.2.2    Qualifications. The officers of the Corporation may, but need not, be members of the Board of Directors, and any two or more offices may be held by the same person.

5.2.3    Tenure. Each officer of the Corporation shall serve at the pleasure of the Board of Directors and the election or appointment of an officer does not itself create contract rights. If an officer of the Corporation is appointed by the Board of Directors for a designated term, the Board of Directors may, nonetheless, remove the officer at any time prior to the termination of that term. If no term is specified, an officer shall hold office until the officer’s death, resignation or removal pursuant to Section 5.4 of these Bylaws.

Section 5.3    Subordinate Officers. Subordinate officers, including Assistant Secretaries and Assistant Treasurers and such other officers or agents as may be desired, may from time to time be appointed by the Board of Directors or by any officer empowered to do so by the Board of Directors and shall have such authority and shall perform such duties as are provided in these Bylaws or as the Board of Directors or the appointing officer may from time to time determine.

Section 5.4    Resignation and Removal of Officers.

5.4.1    Resignation. Any officer may resign at any time by delivering written notice to the Board of Directors, the President, or the Secretary of the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. Unless otherwise specified in the resignation notice, acceptance of any resignation shall not be necessary to make it effective.

5.4.2    Removal. Any of the principal officers specified in Section 5.1 of these Bylaws may be removed, at any time with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the Board of Directors. Any subordinate officer appointed pursuant to Section 5.3 of these Bylaws may be removed, at any time with or without cause, by (a) action of the Board of Directors at any regular or special meeting of the Board of Directors, or (b) if the officer being removed was appointed by another officer, by the appointing officer.

Section 5.5    Vacancies. Whenever any vacancy shall occur in any office by death, resignation, removal, increase in the number of officers of the Corporation, or otherwise, the same may be filled by the Board of Directors at any regular or special meeting of the Board, or in such manner as may otherwise be prescribed in these Bylaws for regular appointment to office. If an officer resigns effective at a future date, and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date, if the Board of Directors provides that the successor does not take office until the effective date.

Section 5.6    Powers and Duties of Officers.

5.6.1    General Powers and Duties. Each principal officer has the authority and shall perform the duties set forth in these Bylaws or, to the extent consistent with these Bylaws, the authority and duties prescribed by the Board of Directors or, subject to any limitations that may be imposed by the Board of Directors, by direction of the President. Subordinate officers shall have authority and duties as provided for in accordance with Section 5.3 of these Bylaws.

5.6.2    President. The President shall be the chief executive officer of the Corporation and shall have general charge of, and supervision and authority over, all of the operations of the Corporation. The President (a) shall have general supervision of and direct all officers of the Corporation, (b) shall see that all orders and resolutions of the Board of Directors are carried into effect, (c) shall sign, with the Secretary or an Assistant Secretary, all share certificates of the Corporation, and (d) in general, shall exercise all powers and perform all duties incident to the office of President and such other powers and duties as may from time to time be delegated to him or her by the Board of Directors or as may be specified in these Bylaws. If no Chairman of the Board is elected or appointed or in the absence of the Chairman of the Board or his or her inability or refusal to act, the President shall preside at meetings of the shareholders and Board of Directors and may exercise any and all of the powers of the Chairman of the Board.

5.6.3    Vice Presidents. The Vice Presidents, if any, shall assist the President in the performance of his or her duties and shall perform such duties as may be assigned to them by the Board of Directors or the President. In the absence, disability or refusal of the President, the Vice President (or, if there be more than one, the Vice President in order of succession determined from time to time by the Board of Directors) shall exercise the powers and perform the duties of the President.

5.6.4    Secretary. The Secretary (a) shall prepare and keep the minutes of all meetings of the Board of Directors and the minutes of all meetings of the shareholders, in books provided for that purpose, (b) shall attend to the giving and serving of all notices, (c) when required, may attest the signature of any officer of the Corporation to any contracts, conveyances, transfers, assignments, encumbrances, authorizations and other instruments, documents and papers, of any and every description whatsoever, of or executed for or on behalf of the Corporation and affix the seal (if any) of the Corporation thereto, (d) when necessary or appropriate, shall authenticate records of the Corporation, (e) shall sign, with the President, all share certificates of the Corporation and affix the corporate seal (if any) of the Corporation thereto, (f) shall have charge of and maintain and keep or supervise and control the maintenance and keeping of the share certificate books, transfer books and share ledgers and such other books and papers as the Board of Directors may authorize, direct or provide for, all of which shall be open to the inspection of any director, upon request, at the principal office of the Corporation during the business hours of the Corporation, (g) shall, in general, perform all the duties incident to the office of Secretary, and (h) shall have such other powers and duties as may be conferred upon or assigned to him or her by the Board of Directors or the President.

5.6.5    Treasurer. The Treasurer shall have custody of all the funds and securities of the Corporation which come into his or her hands. When necessary or proper, the Treasurer may endorse on behalf of the Corporation, for collection, checks, notes and other obligations, and shall deposit the same to the credit of the Corporation in such banks or depositories as shall be selected or designated by or in the manner prescribed by the Board of Directors. The Treasurer may sign all receipts and vouchers for payments made to the Corporation, either alone or jointly with such officer as may be designated by the Board of Directors or the President. Whenever required by the Board of Directors, the Treasurer shall render a statement of the

Corporation’s cash account. The Treasurer shall enter or cause to be entered, punctually and regularly, on the books of the Corporation full and accurate accounts of all moneys received and paid out by, for or on account of, the Corporation. The Treasurer shall at all reasonable times exhibit the corporate books, accounts and other financial records maintained under his or her supervision and control to any director of the Corporation upon request, at the principal office of the Corporation, during the business hours of the Corporation. The Treasurer shall have such other powers and duties as may be conferred upon or assigned to him or her by the Board of Directors or the President. The Treasurer shall perform all acts incident to the position of Treasurer, subject always to the control of the Board of Directors. The Treasurer shall, if required by the Board of Directors, give such bond for the faithful discharge of his or her duties in such form and amount as the Board of Directors may require.

5.6.6    Assistant Secretaries. The Assistant Secretaries, if any, shall assist the Secretary in the performance of his or her duties. In the absence, disability or refusal of the Secretary, any Assistant Secretary shall exercise the powers and perform the duties of the Secretary. The Assistant Secretaries shall exercise such other powers and perform such other duties as may from time to time be assigned to them by the Board of Directors, the President, or the Secretary.

Section 5.7    Securities of Other Corporations. Any two principal officers, consisting of the President, the Vice Presidents, the Secretary and the Treasurer of the Corporation, shall have power and authority to transfer, endorse for transfer, vote, consent or take any other action with respect to any securities of another issuer which may be held or owned by the Corporation and to make, execute and deliver any waiver, proxy or consent with respect to any such securities.

Section 5.8    Execution of Checks, Notes, Other Instruments, Deeds, Contracts, Etc. Unless otherwise provided by law, these Bylaws or the Board of Directors, all checks, drafts, notes, bonds, orders for the payment of money, other instruments, deeds, mortgages and contracts shall be executed in the name of the Corporation by any officer, signing singly. In addition, written contracts in the ordinary course of business operations may be executed by any other employee of the Corporation designated by the President to execute such contracts.

Section 5.9    Compensation of Officers. The compensation of the officers of the Corporation shall be fixed from time to time by the Board of Directors (or a committee thereof), subject to any rights of the officer pursuant to any contract between the officer and the Corporation.

ARTICLE 6

Indemnification

Section 6.1    Definitions. As used in this Article 6, each of the terms “liability” and “party” shall have the meaning ascribed to it in Chapter 37 of the Indiana Business Corporation Law (IC 23-1-37, et seq.).

Section 6.2    Indemnification of Directors and Officers. The Corporation shall indemnify any individual who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, member, manager, trustee, employee, or agent of another foreign or domestic corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, whether or not for profit, against all liability and all expenses, including attorneys fees, incurred by him or her with respect to, or in connection with, any threatened, pending or completed action, suit, proceeding, or claim, whether civil, criminal, administrative, investigative, or otherwise and whether formal or informal, in which he or she is made or threatened to be made a party or witness by reason of being or having been in any such capacity, or arising out of his or her status as such, except (a) in the case of any claim, action, suit, or proceeding terminated by judgment, order, or conviction, in relation to matters as to which he or she is adjudged to have breached or failed to perform the duties of his or her office or position and the breach or failure to perform constituted willful misconduct or recklessness, and (b) in any other situation, in relation to matters as to which it is found by a majority of a committee composed of all directors not involved in the matter in controversy (whether or not a quorum) that the person breached or failed to perform the duties of his or her office or position and the breach or failure to perform constituted willful misconduct or recklessness. The Corporation may pay for or reimburse reasonable expenses incurred by any person entitled to be indemnified under this Section 6.2 with respect to, or in connection with, any action, suit, proceeding, or claim in advance of the final disposition thereof upon receipt of (a) a written affirmation of the person’s good faith belief that he or she has met the standard of conduct entitling him or her to indemnification by the Corporation, and (b) an undertaking of the person to repay the amount paid by the Corporation if it is ultimately determined that he or she is not entitled to indemnification by the Corporation.

Section 6.3    Indemnification of Other Employees or Agents. The Corporation may, in the discretion of the Board of Directors, fully or partially provide the same rights of indemnification and reimbursement as are provided to directors and officers pursuant to Section 6.2 of these Bylaws to other individuals who are or were employees or agents of the Corporation or who are or were serving at the request of the Corporation as directors, officers, partners, members, managers, trustees, employees or agents of another foreign or domestic corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, whether or not for profit.

Section 6.4    Non-Exclusive Provision. The indemnification rights granted in Section 6.2 of these Bylaws are in addition to all rights to indemnification granted by Chapter 37 of the Indiana Business Corporation Law (IC 23-1-37, et seq.), any other law, and/or any contract.

Section 6.5    Indemnification Plan and Contracts. The Board of Directors may, from time to time and at its discretion, (a) adopt an indemnification plan providing details for implementing the rights granted in or pursuant to this Article 6, and/or (b) authorize the Corporation to enter into one or more contracts with some or all of the officers and directors of the Corporation regarding indemnification.

Section 6.6    Effect of Bylaw Amendments. Any addition to, or amendment, repeal or replacement of, the indemnification provisions of these Bylaws (or any successor to these Bylaws) which would have the effect of eliminating, restricting or adversely affecting the indemnification rights which any person has under these Bylaws shall be given prospective effect only and shall not apply to indemnification rights under these Bylaws that existed at the time of such person’s act or omission providing the basis for the matter as to which such person is entitled to be indemnified.

Section 6.7    Insurance. The Board of Directors may, at its discretion, cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, member, manager, trustee, employee or agent of another foreign or domestic corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, whether or not for profit, against any claim or liability asserted against such person and incurred in any such capacity or arising out of any such status, whether or not the Corporation would have the power to indemnify such person.

ARTICLE 7

Records and Reports

Section 7.1    Place of Keeping. Except as otherwise provided by the laws of the State of Indiana, a copy of all records of the Corporation shall be kept at the Corporation’s principal office.

Section 7.2    Inspection of Records.

(a)    A shareholder of the Corporation is entitled to inspect and copy, during regular business hours at the Corporation’s principal office, those records of the Corporation described in IC 23-1-52-1(e) if the shareholder gives the Corporation written notice of the shareholder’s demand to do so at least five business days before the date on which the shareholder wishes to inspect and copy.

(b)    A shareholder of the Corporation is entitled to inspect and copy, during regular business hours at a reasonable location specified by the Corporation, those records of the Corporation described in IC 23-1-52-2(b), if the shareholder meets the requirements of IC 23-1-52-2(c) and gives the Corporation written notice of the shareholder’s demand to do so at least five business days before the date on which the shareholder wishes to inspect and copy.

(c)    A shareholder’s agent or attorney, if authorized in writing, has the same inspection and copying rights as the shareholder he or she represents.

(d)    The Corporation may impose a reasonable charge, covering the costs of labor and material, for copies of any documents provided to a shareholder. The charge may not exceed the estimated cost of production or reproduction of the records.

(e)    The Corporation may comply with a shareholder’s demand to inspect the record of shareholders under IC 23-1-52-2(b)(3) by providing the shareholder with a list of its shareholders that was compiled no earlier than the date of the shareholder’s demand.

(f)    The use and distribution of any information acquired from records inspected or copied under the rights granted by IC 23-1-30-1 or IC 23-1-52-1 through -5 and referred to in this Article 7 are restricted solely to the proper purpose described with particularity pursuant to IC 23-1-52-2(c). This Section 7.2(f) applies whether the use and distribution are by the shareholder, the shareholder’s agent or attorney, or any person who obtains the information (directly or indirectly) from the shareholder or agent or attorney. The shareholder, the shareholder’s agent or attorney, and any other person who obtains the information shall use reasonable care to ensure that the restrictions imposed by IC 23-1-52-5 are observed.

(g)    Nothing set forth in this Section 7.2 is intended to expand, or shall be construed as having expanded, the rights given to shareholders under IC 23-1-30-1 or IC 23-1-52-1 through -5 or to have waived or adversely affected any rights and/or remedies that the Corporation may have under the Indiana Business Corporation Law or any other law.

Section 7.3    Annual Report to Shareholders. Upon written request of any shareholder, the Corporation shall prepare and mail to the shareholder annual financial statements in accordance with IC 23-1-53-1.

ARTICLE 8

Emergency Bylaws

Section 8.1    Definition. An emergency exists for purposes of this Article 8 if an extraordinary event prevents a quorum of the Corporation’s Board of Directors from assembling in time to deal with the business for which the meeting has been or is to be called.

Section 8.2    Provisions. Any provision of these Bylaws which is not consistent with the provisions of this Article 8 is of no force or effect during the emergency. The determination as to the existence of an emergency shall be made by at least two of the directors, or one director in the event there are then fewer than three members on the Board of Directors. Their finding as to the existence of an emergency shall be set out in writing, which writing shall be made a part of the minutes of any meeting held pursuant to this Section 8.2. During an emergency, notice of any meeting of the Board of Directors shall be provided only to those directors whom it is practicable to reach in a timely manner and may be provided in any practicable manner, including telephonically, by email, or by publication by radio or newspaper. One or more officers of the Corporation present at any meeting of the Board of Directors held pursuant to this Section 8.2 may be deemed to be a director for the meeting, in order of rank and, if within the same rank, then in order of seniority, as necessary to achieve a quorum. At any meeting held pursuant to this Section 8.2, the Board of Directors, as constituted in the manner provided for in this Section 8.2, may take all actions necessary for managing the affairs of the Corporation during the emergency, including, but not limited to, (a) providing for necessary management of the Corporation, including establishing or modifying lines of succession to accommodate the incapacity of any director, officer, employee or agent, (b) establishing the procedures for calling a meeting of the Board of Directors and setting the quorum requirements for the meeting, (c) designating additional or substitute directors, and (d) relocating the principal office, designating alternative principal offices or regional offices, or authorizing the officers to do so. All provisions of the non-emergency Bylaws of the Corporation consistent with the Emergency Bylaws shall remain effective during the emergency. The Emergency Bylaws are effective only for the duration of the emergency.

Section 8.3    Binding Effect. The Corporation is bound by any action taken in good faith in accordance with the Emergency Bylaws, and any action taken in good faith in accordance with the Emergency Bylaws may not be used to impose liability on any director, officer, employee or agent of the Corporation.

ARTICLE 9

Miscellaneous

Section 9.1    Depositories. Funds of the Corporation not otherwise employed shall be deposited in such banks or other depositories as the Board of Directors, the President or the Treasurer may select or approve.

Section 9.2    Gender and Number. Wherever used or appearing in these Bylaws, pronouns of the masculine gender shall include the female as well as the neuter gender, and the singular shall include the plural wherever appropriate.

Section 9.3    Headings. The headings of the Articles and Sections of these Bylaws are inserted for convenience of reference only and shall not be deemed to be a part of these Bylaws or used in the construction or interpretation of these Bylaws.

Section 9.4    Seal. The Corporation need not use a seal but may use a seal if desired in the sole discretion of the Board of Directors. If a seal is used, it shall be circular in form and mounted upon a metal die suitable for impressing the same upon paper. The seal may be altered by the Board of Directors at its pleasure and may be used by causing it or a facsimile thereof to be impressed, affixed, printed or otherwise reproduced.

Section 9.5    Fiscal Year. The fiscal year of the Corporation shall begin at the beginning of the first day of January in each year and shall end at the end of the last day of December in that year.

Section 9.6    Amendments. Subject to Section 6.6 of these Bylaws, these Bylaws may, from time to time, be added to, amended, repealed or replaced by new Bylaws by a majority vote of the whole Board of Directors at any meeting of the Board of Directors, if the notice or waiver of notice of the meeting shall have stated that such action would be considered at the meeting, or if all directors at the time (a) are present at the meeting and have waived notice of the meeting, or (b) have consented to such action in writing. A Bylaw adopted or amended by the Board of Directors that changes the quorum or voting requirement for action by the Board of Directors must meet the same quorum requirement and be adopted by the same vote required to take action under the quorum and voting requirement then in effect or proposed to be adopted, whichever is greater.

Section 9.7    Governing Law and Forum. These Bylaws shall be governed by and construed in accordance with provisions of the Indiana Business Corporation Law, as amended. Unless the corporation consents in writing to the selection of an alternative forum, a Circuit or Superior Courts of the Marion County, State of Indiana, or the United States District Court in the Southern District of Indiana in a case of pendent jurisdiction, shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee or agent of the corporation to the Corporation or the Corporation’s shareholders, (iii) any action asserting a claim arising pursuant to any provision of the Indiana Business Corporation Law, the Articles of Incorporation, or these Bylaws, or (iv) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said court having personal jurisdiction over the indispensable parties named as defendants therein.

Section 9.8    Severability. Any provision of these Bylaws which is determined to be in invalid or in violation of Indiana law shall not in any way render any of the remaining provisions of these Bylaws invalid.